UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WILLIAM BLAIR ETF TRUST

(Exact Name of Registrant as Specified in Charter)

State of Delaware (State of Incorporation)	See Below (I.R.S. Employer Identification No.)

150 North Riverside Plaza

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share, of:

William Blair International Equity ETF	NYSE Arca, Inc.	42-3013886
William Blair Emerging Markets Equity ETF	NYSE Arca, Inc.	42-3006287
William Blair Emerging Income ETF	NYSE Arca, Inc.	85-1296836

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-296583

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the William Blair International Equity ETF, William Blair Emerging Markets Equity ETF and William Blair Emerging Income ETF, each a series of William Blair ETF Trust (the “Trust” or “Registrant”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-296583; 811-24192) filed on September 23, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.   The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-26-261036) filed with the Securities and Exchange Commission on June 8, 2026.

2.   The Trust’s Declaration of Trust is included as Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-26-261036) filed with the Securities and Exchange Commission on June 8, 2026.

3.   The Trust’s By-Laws are included as Exhibit (b)(1) to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-26-261036) filed with the Securities and Exchange Commission on June 8, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 28th day of September, 2026.

WILLIAM BLAIR ETF TRUST

By:	/s/ Lisa Rusch
Lisa Rusch, President